                                                                   EXHIBIT 10.20


                           AMARILLO BIOSCIENCES, INC.
                        1996 EMPLOYEE STOCK OPTION PLAN

                           AMENDED AND RESTATED AS OF
                                  MAY 13, 1997

                              ARTICLE I -- GENERAL

1.01.  PURPOSES.

                 The purposes of this 1996 Employee Stock Option Plan (the "Plan") are to: (1) closely associate the interests of the management of AMARILLO BIOSCIENCES, INC. ("ABI") and its Subsidiaries and Affiliates (collectively referred to as the "Company") with the shareholders by reinforcing the relationship between participants' rewards and shareholder gains; (2) provide management with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to management for continuous employment with the Company.

1.02.  ADMINISTRATION.

                 (a) The Plan shall be administered by a committee of directors appointed by the Board of Directors of ABI (the "Committee"), as constituted from time to time. The Committee shall consist of at least two members of the Board. Notwithstanding anything in this Section 1.02 to the contrary, so long as any equity security of the Company is registered under
Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor statute, all authority to exercise discretion with respect to participation in the Plan by persons who are (i) "officers" within the meaning of the applicable Securities and Exchange Commission rules and regulations relating to Section 16 of the 1934 Act, or any successor statute, (ii) directors of the Company and/or (iii) beneficial owners of more than ten percent (10%) of any class of equity securities of the Company who are otherwise eligible to participate in the Plan, and the timing, pricing, amounts and other terms and conditions of awards granted under the Plan to such officers, directors and beneficial owners, shall be vested in the Committee, if all of the members of the Committee are disinterested persons within the meaning ascribed to such term in Rule 16b-3 promulgated under the 1934 Act, or within any successor definition or under any successor rule ("disinterested persons").

                 (b) The Committee shall have the authority, in its sole discretion and from time to time to:

                      (i) designate the employees or classes of employees eligible to participate in the Plan;

                     (ii) grant awards provided in the Plan in such form and amount as the Committee shall determine;

                    (iii) impose such limitations, restrictions and conditions upon any such awards as the Committee shall deem appropriate; and

                     (iv) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

                 (c) Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

                 (d) With respect to persons subject to Section 16 of the Securities Exchange act of 1934 (the "1934 Act"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the 1934 Act. To the extent any provision of the Plan or action by the Board of Directors or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors or the Committee, as applicable.

                 (e) All usual and reasonable expenses of the Committee shall be paid by the Company, and no member shall receive compensation with respect to his services for the Committee except as may be authorized by the Board of Directors. The Board of Directors and the Committee may employ attorneys, consultants, accountants or other persons, and the Board of Directors, the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board of Directors or the Committee in good faith shall be final and binding upon all Employees who have received awards, and upon the Company and all other interested persons. No member of Board of Directors or the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan or awards made thereunder, and the Company shall indemnify and hold harmless each member of the Board of Directors or the Committee against all loss, cost, expenses or damages, occasioned by any act or omission to act in connection with any such action, determination or interpretation under or of the Plan, consistent with the Company's certificate of incorporation and bylaws.

1.03.  ELIGIBILITY FOR PARTICIPATION.

                 Participants in the Plan shall be selected by the Committee from among the employees of the Company. In making this selection and in determining the form and amount of awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

1.04.  TYPES OF AWARDS UNDER PLAN.

                 Awards under the Plan will be in the form of Incentive Stock Options, as described in Article II; provided, however, that Limited Rights, as described in Article III, may be awarded with respect to Options concurrently or previously awarded.

1.05.  AGGREGATE LIMITATION ON AWARDS.

                 (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of ABI ("Common Stock"). The maximum number of shares of Common Stock which may be issued under the Plan shall be two hundred thousand (200,000) shares. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted in any one year to any employee shall not exceed 50,000.

                 (b) In addition to shares of Common Stock actually issued pursuant to the exercise of Incentive Stock Options, there shall be deemed to have been issued a number of shares equal to the number of shares of Common Stock in respect of which Limited Rights (as described in Article III) shall have been exercised.

                 (c) Any shares of Common Stock subject to an Incentive Stock Option which for any reason is terminated unexercised or expires shall again be available for issuance under the Plan, but shares subject to an Incentive Stock Option which are not issued as a result of the exercise of Limited Rights shall not again be available for issuance under the Plan.

1.06.  EFFECTIVE DATE AND TERM OF PLAN.

                 (a) The Plan shall become effective on the date approved by the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the 1996 Annual Meeting of Shareholders of ABI.

                 (b) No awards shall be made under the Plan after the last day of the Company's 2001 fiscal year provided, however, that the Plan and all awards made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

                     ARTICLE II -- INCENTIVE STOCK OPTIONS

2.01.  AWARD OF INCENTIVE STOCK OPTIONS.

                 The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more "Incentive Stock Options," intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options") to purchase for cash the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

2.02.  INCENTIVE STOCK OPTION AGREEMENTS.

                 The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

2.03.  INCENTIVE STOCK OPTION PRICE.

                 The Option Price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 100% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted; provided, however, that with respect to any Optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of ABI or of its parent or Subsidiary corporation (with such ownership determined in view of the attribution provisions of Section 424(d) of the
Code), the

Option Price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 110% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted. The Committee shall determine the date on which an option is granted, provided that such date is consistent with the Code and any applicable rules or regulations thereunder; in the absence of such determination, the date on which the Committee adopts a resolution granting an option shall be considered the date on which such option is granted, provided the Employee to whom the option is granted is promptly notified of the grant and a written option agreement is duly executed as of the date of the resolution.

2.04.  TERM AND EXERCISE.

                 Each Incentive Stock Option for employees who are not 10% owners is exercisable during a period of ten years from the date of grant thereof (the "Option Term"), subject to the Vesting Schedule for Employees who are not 10% Owners, set forth below. With respect to any Optionee who at the time the Option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of ABI or of its parent or Subsidiary corporation (with such ownership determined pursuant to the attribution rules set forth in Section 424(d) of the Code), each Incentive Stock Option is exercisable during a period of five years from the date of grant thereof, subject to the Vesting Schedule for Employees who are 10% Owners, set forth below. No Incentive Stock Option shall be exercisable after the expiration of its Option Term. The Committee may also, in its sole discretion, accelerate the exerciseability of any option or installment thereof at any time.

                 VESTING SCHEDULE FOR EMPLOYEES WHO ARE NOT 10% OWNERS.
Options awarded shall be exercisable, subject to the other terms and conditions of the Plan, only upon the expiration of the designated number of years of active employment with the Company from date of award, as provided below:

                           20% of Options awarded - 1 year
                           40% of Options awarded - 2 years
                           60% of Options awarded - 3 years
                           80% of Options awarded - 4 years
                          100% of Options awarded - 5 years

               VESTING SCHEDULE FOR EMPLOYEES WHO ARE 10% OWNERS.

                         25% of Options awarded - 1 year
                         50% of Options awarded - 2 years
                         75% of Options awarded - 3 years
                        100% of Options awarded - 4 years

                 Except as provided in Sections 2.06, 2.07 and 2.08 hereof, no Incentive Stock Option shall be exercised at any time unless the holder thereof is then a regular full-time employee of the Company or one of its subsidiaries.

2.05.  MAXIMUM AMOUNT OF INCENTIVE STOCK OPTION GRANT.

                 In no event shall the aggregate Fair Market Value of all Common Stock (determined at the time the option is granted) with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all plans of the Company and its subsidiaries) exceed $100,000.

2.06.  DEATH OF OPTIONEE.

                 (a) Upon the death of the Optionee, any Incentive Stock Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining Option Term of the Incentive Stock Option and one year after the Optionee's death.

                 (b) The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any Incentive Stock Options exercisable on the date of death.

2.07.  RETIREMENT OR DISABILITY.

                 Upon the termination of the Optionee's employment by reason of permanent disability (as defined herein) or retirement (as determined by the Committee), the Optionee may, within 36 months from the date of such termination of employment, exercise any Incentive Stock Options to the extent such Incentive Stock Options were exercisable at the date of such termination of employment. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Code upon the exercise of an Incentive Stock Option will not be available to an Optionee who exercises any Incentive Stock Options more than (i) 12 months after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement. For purposes hereof, "permanent disability" shall have the meaning set forth in Section 22(e)(3) of the Code or any successor provision thereto.

2.08.  TERMINATION FOR OTHER REASONS.

                 Except as provided in Sections 2.06 and 2.07 or except as otherwise determined by the Committee, all Incentive Stock Options shall terminate upon the termination of the Optionee's employment; provided, however, that if the Optionee's employment was involuntarily terminated (with or without cause), Optionee may exercise, during a 90-day period commencing with date of termination, all Options theretofore vested, or which vest during said 90-day period, under the Vesting Schedules set forth in Paragraph 2.04, above. At the end of the 90-day period, all rights of such Optionee under any then outstanding option or right shall terminate and shall be forfeited immediately as to any unexercised portion thereof.

2.09.  MANNER OF PAYMENT.

                 Each Stock Option Agreement shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the Option Price for such shares with cash or in shares of the Common Stock, valued at the Fair Market Value per Share on the date of exercise.

2.10.  ISSUANCE OF SHARES.

                 As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock. The Optionee shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

2.11.  EFFECT OF EXERCISE.

                 The exercise of any Stock Option shall cancel that number of related Limited Rights, if any, which is equal to the number of shares of Common Stock purchased pursuant to said Option.

2.12.  RULE 16b-3 EXEMPTION.

                 Options granted under the Plan shall comply with the applicable provisions of Rule 16b-3 promulgated under the 1934 Act, or any successor, and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the 1934 Act with respect to Plan transactions.

                         ARTICLE III -- LIMITED RIGHTS

3.01.  AWARD OF LIMITED RIGHTS.

                 Concurrently with or subsequent to the award of any Incentive Stock Option, the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the Optionee with respect to each Option, a related limited right permitting the Optionee, during a specified limited time period, to be paid the appreciation on the Common Stock in lieu of exercising the Option ("Limited Right").

3.02.  LIMITED RIGHTS AGREEMENT.

                 Limited Rights granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time determine.

3.03.  EXERCISE PERIOD.

                 Limited Rights shall (and must) be exercised immediately preceding or simultaneous with the date of a Change in Control of ABI (the "Exercise Period"), and all Limited Rights held by the Optionee shall be exercised during such Exercise Period, without regard to the Vesting Schedules set forth in Paragraph 2.04; provided, however, that if a Change in Control shall have occurred without notice or opportunity for exercise of Limited Rights, then the Limited Rights shall be exercised as soon as practicable after a determination has been made that a "Change in Control" has occurred, or has been deemed to have occurred.

                 As used in the Plan, a "Change in Control" shall be deemed to have occurred if

                 (a) individuals who were directors of ABI, immediately prior to a Control Transaction shall cease, within one year of such Control Transaction, to constitute a majority of the Board of Directors of ABI (or of the Board of Directors of any successor to ABI or to all or substantially all of its assets), or

                 (b) any entity, person or Group other than ABI or a Subsidiary of ABI or Hayashibara Biochemical Laboratories, Inc. or an Affiliate thereof acquires shares of ABI in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially fifty-one percent (51%) or more of the outstanding shares.

                 As used herein, "Control Transaction" shall be

                      (i) any tender offer for or acquisition of capital stock of ABI,

                     (ii) any merger, consolidation, or sale of all or substantially all of the assets of ABI which has been approved by the shareholders,

                    (iii) any contested election of directors of ABI, or

                     (iv)         any combination of the foregoing;

which results in a change in voting power sufficient to elect a majority of the Board of Directors of ABI. As used herein, "Group" shall mean persons who act in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

3.04.  AMOUNT OF PAYMENT.

                 The amount of payment to which an Optionee shall be entitled upon the exercise of each Limited Right shall be equal to 100% of the amount, if any, which is equal to the difference between the Fair Market Value per share of Common Stock covered by the related Option on the date the Option was granted and the Market Price of a share of such Common Stock. Market Price is defined to be the greater of (i) the highest price per share of the Company's Common Stock paid in connection with any Change in Control and (ii) the highest price per share of the Company's Common Stock paid pursuant to an unsolicited brokerage transaction during the 60-day period prior to the Change in Control.

3.05.  FORM OF PAYMENT.

                 Payment of the amount to which an Optionee is entitled upon the exercise of Limited Rights, as determined pursuant to Section 3.04, shall be made solely in cash.

3.06.  EFFECT OF EXERCISE.

                 If Limited Rights are exercised, the Stock Options related to such Limited Rights cease to be exercisable to the extent of the number of shares with respect to which the Limited Rights were exercised. Upon the exercise or termination of the Options related to such Limited Rights, the Limited Rights granted with respect thereto terminate to the extent of the number of shares as to which the related Options were exercised or terminated.

3.07.  RETIREMENT OR DISABILITY.

                 Upon termination of the Optionee's employment with the Company by reason of permanent disability or retirement (as each is determined by the Committee), the Optionee may, within 36 months from the date of termination, exercise any Limited Right to the extent such Limited Right is otherwise exercisable during such 36-month period.

3.08.  DEATH OF OPTIONEE OR TERMINATION FOR OTHER REASONS.

                 Except as provided in Section 3.07, or except as otherwise determined by the Committee, all Limited Rights granted under the Plan shall terminate upon the termination of the Optionee's employment with the Company, or upon the death of the Optionee.

                          ARTICLE IV -- MISCELLANEOUS

4.01.  GENERAL RESTRICTION.

                 Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

4.02.  NON-ASSIGNABILITY.

                 No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

4.03.  RIGHT TO TERMINATE EMPLOYMENT.

                 Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such participant.

4.04.  NON-UNIFORM DETERMINATIONS.

                 The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

4.05.  RIGHTS AS A SHAREHOLDER.

                 The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

4.06.  DEFINITIONS.

                 In this Plan the following definitions (along with other definitions set forth elsewhere in the Plan) shall apply:

                 (a) "Affiliate" means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with ABI.

                 (b) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                          (i)     If the Common Stock is listed on any
                                  established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of grant, as reported in The Wall Street Journal or such other source as the Board deems reliable;

                     (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                    (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

                 (c)      "Option" means Incentive Stock Option.

                 (d) "Option Price" means the purchase price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option.

                 (e) "Subsidiary" means any corporation of which, at the time more than 50% of the shares entitled to vote generally in an election of directors are owned directly or indirectly by ABI or any Subsidiary thereof.

4.07.  LEAVES OF ABSENCE.

                 The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence.

4.08.  NEWLY ELIGIBLE EMPLOYEES.

                 The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

4.09.  ADJUSTMENTS.

                 In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, the Option Price of Options theretofore granted under the Plan, the amount and terms of any Limited Rights theretofore awarded under the Plan, and any and all other matters deemed appropriate by the Committee.

4.10.  AMENDMENT OF THE PLAN.

                 (a) The Committee may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

                 (b) The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without shareholder approval the Committee may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 4.10), (ii) extend the period during which any award may be granted or exercised, or (iii) extend the term of the Plan. The termination or any modification or amendment of the Plan, except as provided in subsection
(a), shall not without the consent of a participant, affect his or her rights under an award previously granted to him or her.

4.11.  DISPOSITION OF OPTION SHARES; WITHHOLDING TAXES.

                 Upon the disposition (within the meaning of Code Section 424(c)) of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of the holding period requirements of Code Section 422(a)(1), the Optionee shall be required to give notice to the Company of such disposition and the Company shall have the right to require the Optionee to pay to the Company the amount of any taxes that are required by law to be withheld with respect to such disposition.